Exhibit 99.1

StoneBridge Acquisition Corporation Announces Extension of Deadline to Complete Business Combination

StoneBridge Acquisition Corporation Announces Extension of Deadline to Complete Business Combination

Stonebridge Acquisition Corporation (NASDAQ:APAC, APACU, APACW)

NEW YORK, UNITED STATES, October 12, 2022 /EINPresswire.com/ -- StoneBridge Acquisition Corporation (Nasdaq: APACU) (“StoneBridge” or the “Company”), a special purpose acquisition company, announced today that, on October 12, 2022, it notified the trustee of the Company’s trust account that it was extending the time available to the Company to consummate a business combination from October 20, 2022 to January 20, 2022 (the “Extension”). The Extension is the first of up to two three-month extensions permitted under StoneBridge’s governing documents. In connection with such Extension, StoneBridge Acquisition Sponsor LLC (the “Sponsor”) will deposit an aggregate of $1,000,000 into StoneBridge’s trust account on or before October 12, 2022, on behalf of the Company.

About StoneBridge Acquisition Corporation
StoneBridge Acquisition Corporation is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses in the consumer technology, communications, software, SaaS, fintech or media sectors. In addition, the Company is focusing its search for target businesses in the following key verticals: Ecommerce, Fintech, SaaS (Software as a Service), Renewable Energy and Information Technology (IT) and IT Enabled Services and has a geographic focus is Asia Pacific. However, the Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial business combination. No assurance can be given as to the consummation of any business combination or the terms thereof. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Prabhu Antony
President & CFO
(646) 314-3555
p.antony@stonebridgespac.com

Prabhu Antony
Stonebridge Acquisition Corporation
+1 646-314-3555